Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 33-75826, 333-01273, 333-03131, 333-18001, 333-76338, 333-109263, and 333-130741) and on Form S-8 (File Nos. 33-58742, 33-76652, 33-94730, 333-24969, 33-94736, 333-40315, 333-48911, 333-40572, 333-104094, 333-104095, 333-115921, 333-127987, 333-137848, and 333-146487) of Indevus Pharmaceuticals, Inc. of our report dated February 16, 2007, with respect to the financial statements and schedule of Valera Pharmaceuticals, Inc. for the year ended December 31, 2006, included in this Current Report (Form 8-K/A).

/s/ Ernst & Young LLP

Metropark, New Jersey

January 4, 2008